Exhibit 3.2

                                     BYLAWS

                                       OF

                            PORTLAND BREWING COMPANY

                        As Adopted February 10, 1994 and
                        Incorporating Amendments Adopted:
                                 August 29, 1994
                                December 13, 1994
                                  July 11, 1995
                                December 18, 1995
                                  March 6, 1996
                                October 23, 1998
                                February 22, 2001
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                                TABLE OF CONTENTS
                                                                            Page

Article I Shareholders' Meetings..............................................1

   SECTION 1.1    ANNUAL MEETING..............................................1
   SECTION 1.2    SPECIAL MEETINGS............................................1
   SECTION 1.3    NOTICE......................................................1
   SECTION 1.4    WAIVER OF NOTICE............................................1
   SECTION 1.5    VOTING......................................................2
   SECTION 1.6    QUORUM; VOTE REQUIRED.......................................2
   SECTION 1.7    ACTION WITHOUT MEETING......................................2

Article II Board of Directors.................................................2

   SECTION 2.1    NUMBER AND ELECTION OF DIRECTORS............................2
   SECTION 2.2    VACANCIES...................................................3
   SECTION 2.3    ANNUAL MEETING..............................................3
   SECTION 2.4    REGULAR MEETINGS............................................3
   SECTION 2.5    SPECIAL MEETINGS............................................3
   SECTION 2.6    TELEPHONIC MEETINGS.........................................3
   SECTION 2.7    WAIVER OF NOTICE............................................4
   SECTION 2.8    QUORUM......................................................4
   SECTION 2.9    VOTING......................................................4
   SECTION 2.10   ACTION WITHOUT MEETING......................................4
   SECTION 2.11   REMOVAL OF DIRECTORS........................................4
   SECTION 2.12   POWERS OF DIRECTORS.........................................4
   SECTION 2.13   COMMITTEES..................................................5
   SECTION 2.14   CHAIRMAN OF THE BOARD.......................................5

Article III Officers..........................................................5

   SECTION 3.1    COMPOSITION.................................................5
   SECTION 3.2    PRESIDENT...................................................6
   SECTION 3.3    VICE-PRESIDENT(S)...........................................6
   SECTION 3.4    SECRETARY...................................................6
   SECTION 3.5    TREASURER...................................................6
   SECTION 3.6    REMOVAL.....................................................7

Article IV Stock and other Securities.........................................7

   SECTION 4.1    CERTIFICATES................................................7
   SECTION 4.2    TRANSFER AGENT AND REGISTRAR................................7
   SECTION 4.3    TRANSFER....................................................7
   SECTION 4.4    NECESSITY FOR REGISTRATION..................................7
   SECTION 4.5    FIXING RECORD DATE..........................................8
   SECTION 4.6    RECORD DATE FOR ADJOURNED MEETING...........................8
   SECTION 4.7    LOST CERTIFICATES...........................................8

Article V No Corporate Seal...................................................8

Article VI Reimbursement of Certain Payments..................................8

Article VII Fiscal Year.......................................................9

Article VIII Amendments.......................................................9

Article IX Control Share Act..................................................9

Article X Indemnification.....................................................9

Article XI Severability.......................................................9
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                                     BYLAWS

                                       OF

                            PORTLAND BREWING COMPANY


                                   Article I
                             Shareholders' Meetings

         Section 1.1       Annual Meeting.

         The annual meeting of the shareholders shall be held on the last Tuesday in April of every year at the principal office of the Company (2730 N.W. 31st Avenue, Portland, Oregon 97210) or at such other time, date or place as may be determined by the Board of Directors. At such meeting the shareholders entitled to vote shall elect a Board of Directors and transact such other business as may properly come before the meeting.

         Section 1.2       Special Meetings.

         The Company shall hold special meetings of shareholders at any time on call of the Chief Executive Officer or the Board of Directors, or on demand in writing by shareholders of record holding shares with at least 10 percent of the votes entitled to be cast on any matter proposed to be considered at the special meeting. Only business within the purpose(s) described in the notice of special meeting may be conducted at such special meeting.

         Section 1.3       Notice.

         Written notice stating the place, date and time of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the current shareholder records of the Company, with postage prepaid.

         Section 1.4       Waiver of Notice.

         A shareholder may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. The waiver must be in writing, be signed by the shareholder, and be delivered to the Company for inclusion in the minutes and filing in the corporate records. A shareholder's attendance at a meeting waives any objection to (a) lack of notice or defective notice, unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting, and (b) consideration of any matter at the meeting that is not within the purpose or purposes described in the notice of a special meeting, unless the shareholder objects to considering the matter when it is presented.

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         Section 1.5       Voting.

         Except as otherwise provided in the Articles of Incorporation, each shareholder shall be entitled to one vote, in person or by proxy, on each matter voted on at a shareholder's meeting for each share of stock entitled to vote outstanding in such shareholder's name on the records of the Company. Shares held by a corporation, a majority of the shares entitled to vote for directors of which are held by this Company, may not be voted unless such shares are held as trustee or in another fiduciary capacity.

         Section 1.6       Quorum; Vote Required.

         A majority of the shares entitled to vote on a matter, represented in person or by proxies, shall constitute a quorum with respect to that matter at any meeting of the shareholders. If a quorum is present, action on a matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast in opposition, unless the vote of a greater number is required by the Oregon Business Corporation Act or the Articles of Incorporation.

         Section 1.7       Action Without Meeting.

         Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent, or consents, describing the action taken is signed by all of the shareholders entitled to vote on the action and delivered to the Company for inclusion in the minutes and filing with the corporate records. The action is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. Unless a record date for determining the shareholders entitled to take action without a meeting is otherwise established, the record date for that purpose is the date the first shareholder signs the consent. If the Oregon Business Corporation Act requires that notice of a proposed action be given to non-voting shareholders and the action is to be taken by unanimous consent of the shareholders, at least 10 days written notice of the proposed action shall be given to non-voting shareholders before the action is taken.

                                   Article II
                               Board of Directors

         Section 2.1       Number and Election of Directors.

         The number of directors of the Company shall be at least four (4) and not more than nine (9). The number of directors shall be fixed or changed, within the minimum and the maximum, from time to time, by the Board of Directors or the shareholders pursuant to a resolution adopted at a meeting of the Board of Directors or shareholders. The directors shall hold office until the next annual meeting of shareholders, unless the terms are staggered in accordance with the Articles of Incorporation, and until their successors shall have been elected and qualified, until earlier death, resignation, or removal or until there is a decrease in the number of directors. Directors need not be residents of the State of Oregon or shareholders of the Company. A decrease in the number of directors shall not shorten the term of any incumbent director.

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         Section 2.2       Vacancies.

         Unless otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the board of directors or if the remaining directors do not constitute a quorum, by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office, subject to prior death, resignation or removal.

         Section 2.3       Annual Meeting.

         There shall be an annual meeting of the Board of Directors which may be held without notice immediately after the adjournment of the annual meeting of the shareholders or at another time designated by the Board of Directors upon notice in the same manner as provided in Section 2.5. The annual meeting shall be held at the principal office of the Company or at such other place as the Board of Directors may designate.

         Section 2.4       Regular Meetings.

         The Board of Directors may by resolution provide for regular meetings. Each director then in office shall be provided written notice of the scheduled date, hour and place of each regular meeting, communicated by any means permitted by the Oregon Business Corporation Act, not less than ten (10) days prior to the date of the first regular meeting held after the adoption or modification of the resolution providing for regular meetings.

         Section 2.5       Special Meetings.

         Special meetings of the Board of Directors may be called by the Chief Executive Officer or any member of the Board of Directors. Each director shall be given notice of each special meeting which shall be communicated, orally or in writing, by any means permitted by the Oregon Business Corporation Act not less than two (2) days prior to the meeting, except that if notice is communicated by mail, the notice must be deposited in the United States mail, first class postage prepaid, addressed to the director at the director's address appearing on the records of the Company not less than four (4) days prior to the meeting. Special meetings of the directors may also be held at any time when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the directors shall be held at the principal office of the Company or at any other place designated by a majority of the Board of Directors.

         Section 2.6       Telephonic Meetings.

         The Board of Directors may permit directors to participate in a meeting by any means of communication by which all of the persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting.

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         Section 2.7       Waiver of Notice.

         A director may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided in this Section, the waiver must be in writing, be signed by the director, must specify the meeting for which notice is waived, and be delivered to the Company for inclusion in the minutes and filing in the corporate records. A director's attendance at a meeting waives any required notice, unless the director at the beginning of the meeting or promptly upon the director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         Section 2.8       Quorum.

         A majority of the number of directors that has been prescribed by
Section 2.1 of these Bylaws shall constitute a quorum for the transaction of business.

         Section 2.9       Voting.

         The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the Articles of Incorporation or these Bylaws.

         Section 2.10      Action Without Meeting.

         Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at a board of directors' meeting may be taken without a meeting if a written consent, or consents, describing the action taken is signed by each director and included in the minutes and filed with the corporate records. The action is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

         Section 2.11      Removal of Directors.

         Unless otherwise provided by the Articles of Incorporation, the shareholders, at any meeting of the shareholders called expressly for that purpose, may remove any director from office, with or without cause.

         Section 2.12      Powers of Directors.

         The Board of Directors shall have sole responsibility for the management of the business of the Company. In the management and control of the property, business and affairs of the Company, the Board of Directors is vested with all of the powers possessed by the Company itself, so far as this delegation of power is not inconsistent with the Oregon Business Corporation Act, the Articles of Incorporation, or these Bylaws. The Board of Directors shall have power to determine what amount constitutes net earnings of the Company, what amount shall be reserved for working capital and for any other purpose, and what amount shall be declared as dividends,

                                   4 - BYLAWS
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and such determinations by the Board of Directors shall be final and conclusive except as otherwise provided by the Oregon Business Corporation Act and the Articles of Incorporation. The Board of Directors shall designate one or more officers of the Company who shall have the power to sign all deeds, leases, contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Company. In the absence of a designation of any other officer or officers, the Chief Executive Officer shall be the officer so designated.

         Section 2.13      Committees.

         Unless the Articles of Incorporation otherwise provide, a majority of the Board of Directors may designate from among its members an Executive Committee or other committees of two or more members each. Each committee shall have such powers and shall perform such duties as may be delegated and assigned to the committee by the Board of Directors; however, a committee may not take any action which the Oregon Business Corporation Act prohibits be taken by a committee. The provisions of Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, and 2.10 of the Bylaws shall also apply to all committees. Each committee shall keep written records of its activities and proceedings. All actions by committees shall be reported to the Board of Directors at the next meeting following the action and the Board of Directors may ratify or may revise or alter such action, provided that no rights or acts of third parties shall be affected by any such revision or alteration.

         Section 2.14      Chairman of the Board.

         The Board of Directors may designate one of its members Chairman of the Board of Directors. In the absence of a designation of another member of the Board of Directors, the Chief Executive Officer shall also be the Chairman of the Board of Directors if the Chief Executive Officer is a member of the Board of Directors. The Chairman shall advise and consult with the Board of Directors and the officers of the Company as to the determination of policies of the Company, shall preside at all meetings of the Board of Directors and of the shareholders, and shall perform such other functions and responsibilities as the Board of Directors shall designate from time to time.

                                  Article III
                                    Officers

         Section 3.1       Composition.

         The officers of this Company shall consist of a President and Chief Executive Officer, one or more Vice-Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at the annual meeting of the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by or in the manner directed by the Board of Directors, and any vacancies occurring in any office of this Company may be filled by election or appointment by the Board of Directors at any regular meeting or any special meeting called for that purpose; provided, however, the President and Chief Executive Officer shall have the powers of appointment and removal set forth herein. All officers shall hold their office until the next annual meeting of the Board of Directors and until

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their successors are elected and qualified, subject to prior death, resignation or removal. The salaries of all officers shall be fixed by the Board of Directors or by a committee of the Board of Directors.

         Section 3.2       President.

         The President and Chief Executive Officer shall preside at meetings of the Board of Directors and of the shareholders. The President and Chief Executive Officer shall be responsible for implementing the policies and goals of the Company as stated by the Board of Directors; shall have general supervision and management over the officers, property, business and affairs of the Company; shall have authority to hire and fire personnel and take such other actions as are necessary and appropriate to implement the policies, goals and directions of the Board of Directors; shall have all authority customary to such office; and shall perform such other duties as may be prescribed by the Board of Directors.

         Section 3.3       Vice-President(s).

         The Vice-President(s) shall perform such duties as may be prescribed by the President and Chief Executive Officer, and such other duties as may be prescribed by the Board of Directors. The President and Chief Executive Officer may, from time to time, appoint from among the Vice-Presidents of the Company, an Executive Vice-President, who shall hold both the office of Executive Vice-President and Vice-President. In the absence or disability of the President, the Executive Vice-President, if one is then serving, or if one is not then serving, then the Vice-Presidents, in the order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform the duties and exercise the powers of the President and Chief Executive Officer.

         Section 3.4       Secretary.

         The Secretary shall record, keep and be custodian of the minutes and records of all the meetings of the shareholders and directors and other official records of the Company. The Secretary shall give notice of meetings to the shareholders and directors and shall perform such other duties as may be prescribed by the Board of Directors.

         Section 3.5       Treasurer.

         It shall be the duty of the Treasurer to receive all moneys and funds of the Company and to deposit the same in the name and to the account of the Company in the bank or banks designated by the Board of Directors. The Treasurer shall keep accurate books of account and shall make reports of financial transactions of the Company to the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. If the Board of Directors elects a Vice-President-Finance, the duties of the office of Treasurer may rest in that officer and in that event, the Board of Directors need not appoint a Treasurer. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors.

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         Section 3.6       Removal.

         The directors, at any regular meeting or any special meeting called for that purpose, may remove any officer from office with or without cause. The President and Chief Executive Officer may remove any other officer at any time with or without cause. No removal shall impair the contract rights, if any, of the officer removed or of this Company or of any other person or entity.

                                   Article IV
                           Stock and other Securities

         Section 4.1       Certificates.

         All stock and other securities of this Company shall be represented by certificates which shall be signed by the Chief Executive Officer and the Secretary or an Assistant Secretary of the Company.

         Section 4.2       Transfer Agent and Registrar.

         The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the stock and other securities of the Company. The signatures of the Chief Executive Officer and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed by a Transfer Agent, or registered by a Registrar, and the Transfer Agent or Registrar is neither the Company itself nor an employee of the Company.

         Section 4.3       Transfer.

         Title to a certificate and to the interest in this Company represented by that certificate can be transferred only (a) by delivery of the certificate endorsed by the person appearing by the certificate to be the owner of the interest represented thereby either in blank or to a specified person, or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, signed by the person appearing by the certificate to be the owner of the interest represented thereby either in blank or to a specified person.

         Section 4.4       Necessity for Registration.

         Prior to presentment for registration upon the transfer books of the Company of a transfer of stock or other securities of this Company, the Company or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote; to receive any notices; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; and otherwise to exercise or enjoy any or all of the rights and powers of an owner.

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         Section 4.5       Fixing Record Date.

         The Board of Directors may fix in advance a date as record date for the purpose of determining the registered owners of stock or other securities entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; to otherwise exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose. The record date shall be not more than 70 days and, in case of a meeting of shareholders, not less than l0 days prior to the date on which the particular action which requires such determination of registered owners is to be taken.

         Section 4.6       Record Date for Adjourned Meeting.

         A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date. A new record date must be fixed if a shareholders' meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 4.7       Lost Certificates.

         In case of the loss or destruction of a certificate of stock or other security of this Company, a duplicate certificate may be issued in its place upon such conditions as the Board of Directors shall prescribe.

                                   Article V
                                No Corporate Seal

         The Company will not have a corporate seal.

                                   Article VI
                        Reimbursement of Certain Payments

         Any payments made to an officer or director of this Company, including payments made as salary, commission, bonus, interest, rent or for expenses incurred for travel or entertainment by that person, which are subsequently determined by the Board of Directors to have not been necessary to further the interests of the Company or paid under fraudulent circumstances shall be reimbursed by such officer or director to this Company. In making any such determination, the Board of Directors may consider the tax deductibility of the subject payment. It shall be the duty of the Board of Directors to enforce collection from the officer or director of each amount disallowed. If the Board of Directors shall determine it necessary or desirable, amounts may be withheld from the future compensation payments of an officer or director sufficient to equal the amount of any of such amounts.

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                                   Article VII
                                   Fiscal Year

         The Fiscal Year of the Company shall be from January 1 to December 31.

                                  Article VIII
                                   Amendments

         Unless otherwise provided in the Articles of Incorporation, the Bylaws of this Company may be amended, repealed or replaced by the directors, subject to amendment, repeal or replacement by action of the shareholders, at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing. Provided, Article 9 of the Bylaws, related to Control Share Acquisitions, may only be amended by compliance with the foregoing and also compliance with the statutory procedures regarding shareholder approval.

                                   Article IX
                                Control Share Act

         The provisions of ORS 60.801 to 60.816, pertaining to control share acquisitions, shall not apply to acquisitions of the Company's voting shares.

                                   Article X
                                 Indemnification

         The Company shall indemnify its directors, officers, agents and employees for liability and related expenses to the full extent permitted by the Oregon Business Corporation Act, as the same presently exists or is hereafter amended from time to time. This Article shall not be deemed exclusive of any other indemnification rights to which directors, officers, employees or agents may be entitled. It is the intention of this Article to require indemnification in cases where the Oregon Business Corporation Act, as presently written or as hereafter amended, authorizes such indemnification but does not expressly require nor prohibit such indemnification.

                                   Article XI
                                  Severability

         If any provision of these Bylaws is found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.

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